Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 20, 2013, with respect to the financial statements of Countrywide Energy Services, LLC, included in the Registration Statement (Form S-1) and related Prospectus of Rice Energy Inc.

/s/ Grossman Yanak & Ford LLP

Pittsburgh, Pennsylvania

January 10, 2014